                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       October 21, 2004 (October 21, 2004)

                            WESCO International, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                       001-14989            25-1723345
----------------------------        --------------     -------------------
(State or other jurisdiction         (Commission          (IRS Employer
    of incorporation)                File Number)      Identification No.)


        225 West Station Square Drive, Suite 700
                Pittsburgh, Pennsylvania                      15219
--------------------------------------------------------   ----------
     (Address of principal executive offices)              (Zip code)

       Registrant's telephone number, including area code: (412) 454-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

         The information in this Current Report is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

         On October 21, 2004, WESCO issued a press release announcing its earnings for the third quarter of 2004. A copy of the press release is attached hereto.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 21, 2004           WESCO INTERNATIONAL, INC.




                                  By: /s/ STEPHEN A. VAN OSS
                                      ------------------------------------------
                                      Stephen A. Van Oss
                                      Senior Vice President and
                                      Chief Financial and Administrative Officer

NEWS RELEASE
--------------------------------------------------------------------------------
WESCO International, Inc. / Suite 700, 225 West Station Square
Drive/Pittsburgh, PA 15219

                        WESCO INTERNATIONAL, INC. REPORTS
                        FISCAL 2004 THIRD QUARTER RESULTS
                               SALES INCREASE 18%
                               NET INCOME DOUBLES


             Contact: Stephen A. Van Oss, Senior Vice President and
                   Chief Financial and Administrative Officer
          WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
                            http://www.wescodist.com


Pittsburgh, PA, October 21, 2004 - WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2004 third quarter financial results.

Net sales for the third quarter of 2004 were $974.5 million versus $825.6 million in 2003, an increase of 18%. Gross margins for the quarter improved to 18.7% versus 18.6% for the comparable 2003 quarter. Operating income for the current quarter totaled $40.1 million versus $23.8 million in last year's comparable quarter. Depreciation and amortization included in operating income was $4.5 million for 2004 versus $5.2 million in 2003. Net income in 2004's third quarter was $18.5 million versus $8.4 million in the comparable 2003 quarter. Earnings per share were $0.42 per share versus $0.18 per share in 2003.

Stephen A. Van Oss, Senior Vice President and Chief Financial and Administrative Officer, stated, "Sales for the quarter were strong as positive momentum in Company initiatives in local marketing activities and national accounts and integrated supply programs drove market share gains. Our operating results continue to demonstrate the substantial operating leverage inherent in our business with the sales gain yielding a 120 basis point expansion in operating margins and a doubling of net income over last year's third quarter to $18.5 million."

On a year-to-date basis, net sales for the nine months ended September 30, 2004 were $2,753.3 million versus $2,436.6 million in last year's comparable period, a 13% increase. Gross margins in the current nine-month period were 19.1% versus 18.5% last year and operating income totaled $109.3 million versus $61.3 million last year. Depreciation and amortization included in operating income was $14.1 million versus $15.4 million last year. Net income for the 2004 year-to-date period was $47.3 million versus $20.6 million last year, an increase of 130%, while diluted earnings per share were $1.09 per share in 2004 versus $0.44 per share in 2003.

Mr. Van Oss continued, "Personnel productivity improved throughout the Company as we achieved best-ever levels of sales per employee. Even with the additional requirements associated with an 18% increase in sales, productivity improvements in working capital, combined with strong earnings, produced free cash flow of $18.5 million for the quarter."

Chairman and CEO, Roy W. Haley, commented, "The economic climate continues to be positive for most of WESCO's end-user markets, and the response of our sales and service personnel to the markets' increased demands has been excellent. As a result, the Company is setting new records for sales and operational productivity.

Our LEAN continuous improvement program is having a favorable impact in most areas of our business, and we continue to be very encouraged by the results. The investments we've made over the past couple of years in sales and marketing programs, information systems, and personnel training and development are paying dividends as WESCO continues to develop significant new customer relationships and improve overall performance."

Mr. Haley continued, "Over the past two quarters, we have experienced significant sales momentum, even though increased capital spending associated with large construction projects has been slow to develop. Based on current activity levels, we expect to experience fourth quarter sales gains of around 10% over last year."

Separately, the Company announced its intent to file a universal shelf registration statement for debt and equity securities in an aggregate principal amount of up to $400 million.


# # #

Teleconference

WESCO WILL CONDUCT A TELECONFERENCE TO DISCUSS THE THIRD QUARTER EARNINGS AS DESCRIBED IN THIS NEWS RELEASE ON OCTOBER 21, 2004, AT 11:00 A.M. E.S.T. THE CONFERENCE CALL WILL BE BROADCAST LIVE OVER THE INTERNET AND CAN BE ACCESSED AT HTTP://WWW.SHAREHOLDER.COM/WESCO/MEDIALIST.CFM OR FROM THE COMPANY'S HOME PAGE AT

HTTP://WWW.WESCODIST.COM. THE CONFERENCE CALL WILL BE ARCHIVED ON THIS INTERNET SITE FOR SEVEN DAYS.

# # #

WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation's largest provider of integrated supply services with 2003 annual product sales of approximately $3.3 billion. The Company employs approximately 5,200 people, maintains relationships with 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates five fully automated distribution centers and approximately 350 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.

                                      # # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as well as the Company's other reports filed with the Securities and Exchange Commission.

                            WESCO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (dollar amounts in millions, except per share amounts)
                                   (Unaudited)


                                                         THREE MONTHS ENDED                 THREE MONTHS ENDED
                                                         SEPTEMBER 30, 2004                 SEPTEMBER 30, 2003
                                               -----------------------------        ---------------------------
Net sales                                                            $974.5                             $825.6
Cost of sales                                                         791.9                              671.9
                                                                     ------                             ------
   Gross profit                                                       182.6    18.7%                     153.7    18.6%
Selling, general & admin. expenses                                    138.0    14.2%                     124.7    15.1%
Depreciation & amortization                                             4.5                                5.2
                                                                     ------                             ------
   Income from operations                                              40.1     4.1%                      23.8     2.9%
Interest expense, net                                                  10.3                               10.8
Loss on debt extinguishments                                            0.5                                0.5
Other expense                                                           1.9                                0.7
                                                                     ------                             ------
   Income before income taxes                                          27.4     2.8%                      11.8     1.4%
Provision for income taxes                                              8.9                                3.4
                                                                     ------                             ------
   Net income                                                         $18.5     1.9%                      $8.4     1.0%
                                                                     ======                             ======
Diluted earnings per common share:
   Net income                                                         $0.42                              $0.18
Weighted average shares outstanding                                    44.2                               46.9


                                                          NINE MONTHS ENDED                  NINE MONTHS ENDED
                                                         SEPTEMBER 30, 2004                 SEPTEMBER 30, 2003
                                               -----------------------------        ---------------------------
Net sales                                                         $2,753.3                           $2,436.6
Cost of sales                                                      2,226.2                            1,986.6
                                                                  --------                           --------
   Gross profit                                                      527.1    19.1%                     450.0    18.5%
Selling, general & admin. expenses                                   403.7    14.7%                     373.3    15.3%
Depreciation & amortization                                           14.1                               15.4
                                                                  --------                           --------
   Income from operations                                            109.3     4.0%                      61.3     2.5%
Interest expense, net                                                 30.3                               32.0
Loss on debt extinguishments                                           2.1                                0.2
Other expense                                                          4.5                                3.4
                                                                  --------                           --------
   Income before income taxes                                         72.4     2.6%                      25.7     1.1%
Provision for income taxes                                            25.1                                5.1
                                                                  --------                           --------
   Net income                                                        $47.3     1.7%                     $20.6     0.8%
                                                                  ========                           ========
Diluted earnings per common share:
   Net income                                                        $1.09                              $0.44
Weighted average shares outstanding                                   43.6                               46.7

                            WESCO INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
             (dollar amounts in millions, except per share amounts)
                                   (Unaudited)

                            ASSETS                                      SEPTEMBER 30, 2004             DECEMBER 31, 2003
                            ------                                      ------------------             -----------------
CURRENT ASSETS
         Cash and cash equivalents                                                   $19.2                         $27.5
         Trade accounts receivable (See Note)                                        294.7                         266.6
         Inventories, net                                                            381.9                         321.0
         Prepaid expenses and other current assets                                    37.5                          41.2
                                                                                  --------                      --------
            Total current assets                                                     733.3                         656.3
 Total other assets                                                                  497.2                         504.9
                                                                                  --------                      --------
            Total assets                                                          $1,230.5                      $1,161.2
                                                                                  ========                      ========

         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
         Accounts payable                                                           $454.7                        $366.4
         Other current liabilities                                                   108.4                         113.3
                                                                                  --------                      --------
            Total current liabilities                                                563.1                         479.7

Long-term debt (See Note)                                                            396.4                         420.0
Other non-current liabilities                                                         43.3                          93.8
                                                                                  --------                      --------
            Total liabilities                                                      1,002.8                         993.5

STOCKHOLDERS' EQUITY
            Total stockholders' equity                                               227.7                         167.7
                                                                                  --------                      --------
            Total liabilities and stockholders' equity                            $1,230.5                      $1,161.2
                                                                                  ========                      ========


Note: Trade accounts receivable and long-term debt have each been reduced by $300 million and $225 million as of September 30, 2004 and December 31, 2003, respectively, in accordance with WESCO's accounting for its accounts receivable securitization facility. In addition, the carrying value of long-term debt increased a net $1.9 million during the nine months ended September 30, 2004 as a result of changes in the fair value of the Company's interest rate derivative instruments and as a result of non-cash amortization of discounts associated with the Company's Senior Notes.

                            WESCO INTERNATIONAL, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                          (dollar amounts in millions)
                                   (Unaudited)

                                                     SEPTEMBER 30, 2004      JUNE 30, 2004         DECEMBER 31, 2003
                                                     ------------------      -------------         -----------------
Total debt                                                       $427.6             $435.6                    $422.2
Plus:  A/R Securitization                                         300.0              300.0                     225.0
Less:  Cash and cash equivalents                                  (19.2)              (9.4)                    (27.5)
                                                                 ------             ------                    ------
   Total indebtedness (including A/R
      Securitization Program), net of cash
      (See Note)                                                 $708.4             $726.2                    $619.7
                                                                 ======             ======                    ======

Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as an additional measure of the Company's leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company's net obligation due under all of its financing facilities.

                            WESCO INTERNATIONAL, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                          (dollar amounts in millions)
                                   (Unaudited)

                                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                              SEPTEMBER 30, 2004             SEPTEMBER 30, 2004
                                                              ------------------             ------------------
Cash flow provided by operations                                           $20.2                         $92.3
Less:  Increase in A/R Securitization                                         --                         (75.0)
Less:  Capital expenditures                                                 (1.7)                         (6.9)
                                                                           -----                         -----
   Free cash flow (excluding effects of
     A/R Securitization Program)
     (See Note)                                                            $18.5                         $10.4

Note: Free cash flow (excluding the effects of A/R Securitization Program) is provided by the Company as an additional liquidity measure. Generally accepted accounting principles require that changes in this facility be reflected within operating cash flows in the Company's consolidated statement of cash flows. As management internally evaluates the A/R Securitization Facility as an additional form of liquidity, management believes it is helpful to provide the readers of its financial statements with the cash flow from operating activities other than those related to the A/R Securitization Facility. Capital expenditures are deducted from this adjusted operating cash flow amount to determine free cash flow (excluding effects of A/R Securitization Program). This amount represents excess funds available to management to service all of its financing needs (including needs of its A/R Securitization Program) and other investing needs.